UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2014 (March 28, 2014)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its March 28, 2014 meeting, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tredegar Corporation (the “Corporation”) approved several items relating to compensatory arrangements with its named executive officers.  The details of these approvals are outlined below.

2014 Short-Term Incentive Plan

The Compensation Committee approved an annual cash incentive plan applicable to the Corporation’s executive officers and certain other key employees (the “2014 Incentive Plan”).

The 2014 Incentive Plan is intended to reward each participant based on the attainment of specific 2014 financial performance targets tied to 2014 working capital as a percent of sales (“WC%S”), which is weighted at 30%, and 2014 earnings before interest and taxes (“EBIT”), which is weighted at 70%.  The WC%S or EBIT financial performance metrics must be achieved at least at the threshold level before any incentives can be earned.  Any payout to the named executive officers listed below will be reduced by fifty percent (50%) if certain financial targets for Film Products’ Flexible Packaging business unit are not achieved.  The Compensation Committee reviewed the annual financial targets for the 2014 Incentive Plan as part of its review and approval of the 2014 Incentive Plan.

The following short-term incentive opportunities are available under the 2014 Incentive Plan for the named executive officers:

		2014 Short-Term Incentive Opportunities (as a percentage of annual base salary)
Name	Title	Threshold	Target	Maximum
Nancy M. Taylor	President and CEO	45%	90%	180%
Kevin A. O’Leary	VP, CFO and Treasurer	30%	60%	120%
Mary Jane Hellyar	VP and Pres., Film Products	30%	60%	120%
A. Brent King	VP, General Counsel and Secy.	25%	50%	100%

2014 Long-Term Incentive Awards

The Compensation Committee approved the grants of performance stock units, restricted stock awards and nonstatutory stock options in the amounts set forth below under the Amended and Restated 2004 Equity Incentive Plan (the “Equity Plan”) to each of the named executive officers.

Name	Title	2014 Performance Stock Units	2014 Restricted Stock	2014 Stock Options
Nancy M. Taylor	President and CEO	19,344	18,660	46,620
Kevin A. O’Leary	VP, CFO and Treasurer	6,171	6,029	14,620
Mary Jane Hellyar	VP and Pres., Film Products	6,005	5,908	14,200
A. Brent King	VP, General Counsel and Secy.	5,240	5,118	12,380

The Compensation Committee established financial performance targets for the performance stock unit awards tied to the Corporation’s 2016 consolidated economic profit added (“EPA”).  The performance stock units may be earned by the named executive officers based on achievement of specific EPA performance targets.  For a definition of EPA, see “Compensation Discussion and Analysis - Elements of 2012 Compensation - Annual Incentives” in the Corporation’s definitive proxy statement on Schedule 14A, filed April 16, 2013.  The performance stock unit awards were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Stock Unit Award and Stock Unit Award Terms and Conditions, substantially in the form filed as Exhibit 10.1 hereto.

The restricted stock award becomes vested and nonforfeitable on the third anniversary of the date of grant (i.e., March 28, 2017).  Upon the issuance of the shares on the date of grant, the named executive officer will be entitled to vote the shares and will be entitled to receive, free of all restrictions, ordinary cash dividends.  The restricted stock awards were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Stock Award and Stock Award Terms and Conditions, substantially in the form filed as Exhibit 10.2 hereto.

The stock options have an option price equal to the closing price of shares of the Corporation’s common stock as reported on the New York Stock Exchange composite tape on the date of grant (i.e., March 28, 2014) and have a term of ten years.  The options vest in four equal annual installments on each of the first four anniversaries of the date of grant.  The grants of options were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions, substantially in the form filed as Exhibit 10.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions.

10.2	Form of Notice of Stock Award and Stock Award Terms and Conditions.

10.3	Form of Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: April 3, 2014	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions.

10.2	Form of Notice of Stock Award and Stock Award Terms and Conditions.

10.3	Form of Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions.